Exhibit 21.1

List of Subsidiaries

Entity	Country
Bambino 162. V V UG (haftungsbeschränkt)	Germany
Juwel 179. V V UG (haftungsbeschränkt)	Germany
Jumia UG (haftungsbeschränkt) & Co. KG	Germany
Juwel 194. V V UG (haftungsbeschränkt)	Germany
Juwel 193. V V UG (haftungsbeschränkt)	Germany
Jumia Services GmbH (formerly: Juwel 162. V V UG (haftungsbeschränkt))	Germany
Digital Services XLV (GP) S.à r.l.	Luxembourg
Africa Internet Services SAS	Paris
Silveroak Internet Services Portugal, Unipessoal Lda	Porto
EasyTaxi Egypt	Egypt

Juwel 194. V V UG (haftungsbeschränkt) & Co. Erste Verwaltungs KG/ ZANDO	Germany
Jade E-Services South Africa Proprietary Ltd.	South Africa

AIH Subholding Nr. 8 UG (haftungsbeschränkt) & Co. KG/ JUMIA MARKET	Germany
Atol Services Gabon SARL	Gabon
Atol Services Congo Ltd.	Congo
Juwel 193. V V UG (haftungsbeschränkt) & Co. Fünfte Verwaltungs KG	Germany
Atol Internet Services Rwanda	Rwanda
AIH General Merchandise Tanzania UG (haftungsbeschränkt) & Co. KG	Germany
Ecart Services Tanzania Ltd.	Tanzania
Juwel 193. V V UG (haftungsbeschränkt) & Co. 132. Verwaltungs KG	Germany
Juwel E-Services Tanzania Ltd.	Tanzania
Juwel 193. V V UG (haftungsbeschränkt) & Co. Zehnte Verwaltungs KG	Germany
Juwel 193. V V UG (haftungsbeschränkt) & Co. 23. Verwaltungs KG	Germany
Juwel 193. V V UG (haftungsbeschränkt) & Co. 24. Verwaltungs KG	Germany
Atol Internet Services S.a.r.l. Tunisia	Tunisia
Jumia Eservices SARL	Tunisia

AIH Subholding Nr. 9 UG (haftungsbeschränkt) & Co. KG/ JUMIA CAR	Germany
Hellopay Africa Integrated Services Ltd. (formerly: Lipco Internet Services Nigeria)	Nigeria

AIH Subholding Nr. 10 UG (haftungsbeschränkt) & Co. KG/ JUMIA HOUSE	Germany
Juwel 193 V V UG (haftungsbeschränkt) & Co. Zwölfte Verwaltungs KG	Germany
Jade E-Services Tunisia Suarl	Tunisia

AIH Subholding Nr. 11 UG (haftungsbeschränkt) & Co. KG/ JUMIA FOOD	Germany
Juwel 193 V V UG (haftungsbeschränkt) & Co. Siebte Verwaltungs KG	Germany
Jade E-Services Uganda Ltd.	Uganda
Juwel 193. V V UG (haftungsbeschränkt) & Co. Vierte Verwaltungs KG	Germany
Jade E-Services Senegal SARL (formerly: Hellofood Senegal SUARL)	Senegal
Juwel 193. V V UG (haftungsbeschränkt) & Co. 128. Verwaltungs KG	Germany
Jade E-Services Ghana Ltd.	Ghana

AIH Subholding Nr. 12 UG (haftungsbeschränkt) & Co. KG/ JUMIA TRAVEL	Germany

Entity	Country
AIH General Merchandise UG (haftungsbeschränkt) & Co. KG/ JUMIA MALL	Germany
AIH General Merchandise Cameroon UG (haftungsbeschränkt) & Co. KG	Germany
Ecart Services Cameroon Ltd.	Cameroon
AIH General Merchandise Egypt UG (haftungsbeschränkt) & Co. KG	Germany
Jumia Egypt LLC	Egypt
AIH General Merchandise Ivory Coast UG (haftungsbeschränkt) & Co. KG	Germany
Ecart Services Ivory Coast SRL	Ivory Coast
Atol Ivory Coast SARL	Ivory Coast
AIH General Merchandise Kenya UG (haftungsbeschränkt) & Co. KG	Germany
Ecart Services Kenya Ltd.	Kenya
AIH General Merchandise Morocco UG (haftungsbeschränkt) & Co. KG	Germany
Ecart Services Morocco Sarl	Morocco
AIH General Merchandise Nigeria UG (haftungsbeschränkt) & Co. KG	Germany
Ecart Internet Services Nigeria Ltd.	Nigeria
Jolali Global Resources Ltd.	Nigeria
Vamido Global Resources Ltd.	Nigeria
Jumia Logistics Services Ltd.	Nigeria
Jade Internet E-Services Nigeria Ltd.	Nigeria
Atol Internet Services Nigeria Ltd.	Nigeria
Gabi Internet Services Nigeria Ltd.	Nigeria

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